UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: December 14, 2016
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Optional Redemption
On December 14, 2016, KB Home elected to exercise its optional redemption rights under the terms of its 9.100% Senior Notes due 2017 (“Notes”), and U.S. Bank National Association, successor trustee for the Notes, issued a notice to registered holders that KB Home will redeem $100 million in aggregate principal amount of the Notes outstanding on January 13, 2017 at the redemption price calculated in accordance with the Notes’ “make-whole” redemption provisions, as set forth in the notice. KB Home intends to use internally generated cash to fund this redemption. Upon this redemption, $165 million in aggregate principal amount of the Notes will remain outstanding. The remaining outstanding Notes mature on September 15, 2017.

The foregoing does not constitute a notice of redemption with respect to any of the Notes. A copy of the redemption notice U.S. Bank National Association issued is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On December 15, 2016, KB Home issued a press release announcing the above-described redemption, a copy of which is attached to this report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Notice of Partial Optional Redemption of KB Home 9.100% Senior Notes due 2017.

99.2	Press release dated December 15, 2016 announcing KB Home’s optional redemption of 9.100% Senior Notes due 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 15, 2016.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Partial Optional Redemption of KB Home 9.100% Senior Notes due 2017.
99.2	Press release dated December 15, 2016 announcing KB Home’s optional redemption of 9.100% Senior Notes due 2017.